                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated February 26, 1999, except for Note 11, as to which the date is March 10, 1999, with respect to the financial statements of Interliant, Inc. (which is not the registrant and which is referred to in this prospectus as Interliant Texas) included in Amendment No. 6 to the Registration Statement (Form S-1 No. 333-74403) and related Prospectus of Interliant, Inc. (formerly Saga Networks, Inc.) for the registration of shares of its common stock.

                                                          /s/ ERNST & YOUNG LLP

Houston, Texas
July 2, 1999